EXHIBIT 99.1

News Release

Investor Contact:	Don Washington	EnPro Industries
	Director, Investor Relations and	5605 Carnegie Boulevard
	Corporate Communications	Charlotte, North Carolina 28209-4674
Phone: 704-731-1500
Phone:	704-731-1527	Fax: 704-731-1511
www.enproindustries.com
Email:	don.washington@enproindustries.com
EnPro Industries Announces Third Quarter 2010 Results
•	Sales growth remained strong in all operations, including the deconsolidated operations of GST
•	Volumes increased significantly, leading to an improvement of 45% in consolidated segment profits and 64% in GST segment profits
•	Excluding selected items, consolidated earnings were $9.6 million, while GST earned an additional $5.7 million excluding selected items
•	Consolidated operations generated cash of $70 million in the first nine months of 2010, prior to taxes paid on the sale of Quincy Compressor
CHARLOTTE, N.C., November 4, 2010 — EnPro Industries, Inc. (NYSE: NPO) today reported net income of $4.9 million, or $0.24 a share, for the third quarter of 2010, compared to net income of $1.8 million, or $0.09 a share, in the third quarter of 2009. Net income in the third quarter of 2009 included income from discontinued operations of $0.8 million, or $0.04 cents a share.
Results for the third quarter of 2010 reflect the deconsolidation of Garlock Sealing Technologies LLC (GST) and its subsidiaries, effective June 5, 2010, when GST filed a voluntary petition to establish a trust to resolve all current and future asbestos claims against it under Section 524(g) of the U.S. Bankruptcy Code. GST’s operating results are not included in EnPro’s consolidated results of operations during the pendency of this asbestos claims resolution process. The deconsolidation has a negative effect on year-over-year comparisons because current accounting regulations do not permit the restatement of results of prior periods when GST and its subsidiaries were consolidated in EnPro’s results. GST and its subsidiaries were included in the Sealing Products segment prior to deconsolidation. Companies in the Garlock family of companies that are not involved in the asbestos claims resolution process continue to be consolidated in EnPro’s results and are included in the Sealing Products segment.
To aid in comparisons of year-over-year data, the company has attached a schedule to this press release showing key operating measures on a pro forma basis in the third quarters and first nine months of 2010 and 2009 for both EnPro and GST.
EnPro’s consolidated net income in the third quarters of 2010 and 2009 was affected by selected items, including interest expense on intercompany notes due to GST. Before these selected items, EnPro’s consolidated net income in the third quarter of 2010 was $9.6 million. In addition, GST’s net income before selected items, including asbestos-related expenses and intercompany interest income from EnPro, was $5.7 million in the third quarter of 2010. In the third quarter of 2009, EnPro’s net income before selected items was $9.5 million which included GST.

“Our third quarter results benefited from continued recovery in our markets and an improvement in the performance of our businesses,” said Steve Macadam, president and chief executive officer. “The strength and depth of the recovery produced strong organic sales growth in all of our operations, and their profitability grew as volumes increased and we benefited from cost improvements. We also continued to make progress on our goals for acquisitions, completing three transactions for Compressor Products International and one in the high performance seals group of the consolidated Garlock companies.”
Consolidated sales in the third quarter of 2010 were $194.5 million, a 3% increase over the third quarter of 2009; GST reported an additional $46.1 million of third party sales in the period. In the third quarter of 2009, sales were $189.4 million which included GST.
Consolidated earnings before interest, income taxes, depreciation, amortization, asbestos-related expenses and other selected items (EBITDAA) were $26.5 million, or 13.6% of sales, in the third quarter of 2010; GST reported an additional $9.9 million of EBITDAA in the period. In the third quarter of 2009, consolidated EBITDAA, including GST, was $24.2 million, or 12.8% of sales.
Nine Months Results
For the first nine months of 2010, EnPro reported net income of $149.1 million, or $7.25 a share, compared to a net loss of $100.7 million, or $5.05 a share, in the first nine months of 2009. Consolidated net income in 2010 benefited from a non-cash, after-tax gain of $33.8 million, or $1.64 a share, reflecting the deconsolidation of GST and the adjustment of its underlying carrying value to its estimated fair value. Consolidated net income in the period also benefited from income from discontinued operations of $94.1 million, or $4.57 a share, primarily reflecting an after-tax gain of $92.5 million from the sale of Quincy Compressor.
The consolidated loss in the first nine months of 2009 included a goodwill impairment charge of $96.1 million, after tax, or $4.81 a share, and income from discontinued operations of $3.6 million, or $0.18 a share.
Before selected items, consolidated net income in the first nine months of 2010 was $42.5 million; in addition, GST recorded net income of $7.2 million on the same basis in the period following its deconsolidation on June 5. In the first nine months of 2009, consolidated net income before selected items was $22.5 million including earnings from GST.
Consolidated sales in the first nine months of 2010 increased by 16% to $673.5 million, including a benefit of about 3% from acquisitions; in addition, GST’s third-party sales from June 5 through September 30 were $59.9 million. For the first nine months of 2009, consolidated sales were $579.8 million, including the sales of GST.
Consolidated EBITDAA was $104.3 million in the first nine months of 2010. GST generated additional EBITDAA of $12.3 million following its deconsolidation on June 5. For the first nine months of 2009, when GST was included in consolidated results, EBITDAA was $66.8 million. As a percent of sales, EBITDAA improved to 15.5% in 2010 from 11.5% in 2009.
Garlock Sealing Technologies
GST and its subsidiaries performed well in the third quarter, and business there has continued as usual, with no significant distraction from the asbestos claims resolution process. Third-party sales increased by 23% compared to the third quarter of 2009, when GST was consolidated in EnPro’s results. GST benefited from favorable demand in almost all product lines as activity levels picked up in most of its markets. GST’s segment profit increased by 64% to $8.7 million and segment profit margins improved by more than four percentage points. GST’s income before selected items improved 50% to $5.7 million.

Sealing Products Segment

($ Millions)
Quarter Ended	9/30/10	9/30/09

Sales	$82.5	$99.9
EBITDA	$18.7	$19.3
EBITDA Margin	22.7%	19.3%
Segment Profit	$15.5	$15.1
Segment Margin	18.8%	15.1%

The deconsolidation of GST led Sealing Products sales to decline by $17.4 million to $82.5 million in the third quarter of 2010. GST reported third-party sales of $46.1 million in the third quarter of 2010. Segment profits improved slightly to $15.5 million in 2010, but segment profit margins increased by 370 basis points to 18.8% as volumes grew and prices increased for selected products. GST recorded an additional $8.7 million in segment profits in the third quarter of 2010.
Stemco continued to benefit from increased activity in heavy-duty truck markets, where demand strengthened for original equipment and in the aftermarket. Both sales and profits improved by more than 25% at Stemco. The Garlock companies included in EnPro’s consolidated results benefited from increased demand from power generation markets in Europe, China and the United States, improved demand from upstream oil and gas markets, the acquisition of companies involved in aerospace markets and improvements in semiconductor markets. Sales in these operations improved by 14% over the third quarter of 2009.
Engineered Products Segment

($ Millions)
Quarter Ended	9/30/10	9/30/09

Sales	$73.7	$57.7
EBITDA	$7.6	$2.7
EBITDA Margin	10.3%	4.7%
Segment Profit	$2.9	$(2.1)
Segment Margin	3.9%	n/a

Sales in the Engineered Products segment benefited from strong organic growth and increased by 28% despite a reduction of 6% for the effect of foreign currency translation. The segment recorded a profit in the third quarter of 2010 after recording a loss in the third quarter of 2009 because of weak markets and low volumes at GGB Bearing Technology. Before the effect of currency translation, sales at GGB improved by more than 40% over the third quarter of 2009 as the business continued to see increased demand from industrial and automotive markets in both Europe and North America. Higher volumes and the benefits of cost reduction programs initiated in 2009 helped GGB return to profitability in the quarter.
At Compressor Products International (CPI), volume increases and the contribution of acquisitions helped sales improve, but profits decreased reflecting higher costs, including those associated with opening new service centers. Activity levels in CPI’s European and North American markets were mixed. In Europe, CPI reported higher volumes in the United Kingdom and Germany, but decreases elsewhere. In North America, CPI’s refinery markets remained healthy but high storage levels and low commodity prices have dampened activity in its natural gas markets.
Engine Products and Services Segment

($ Millions)
Quarter Ended	9/30/10	9/30/09

Sales	$38.5	$32.0
EBITDA	$9.8	$6.6
EBITDA Margin	25.5%	20.6%
Segment Profit	$8.8	$5.7
Segment Margin	22.9%	17.8%

Sales in the Engine Products and Services segment benefited from increased aftermarket activity and grew by 20% over the third quarter of 2009. Sales from the shipment of engines and associated equipment were about the same as in the third quarter of 2009. Increased aftermarket sales contributed to a more favorable product mix and the segment’s profit margins improved to 22.9% as segment profits increased by more than half.
Cash Flows
At September 30, 2010, the company’s cash balance stood at $212.0 million, compared to $76.8 million at December 31, 2009 and $201.1 million at June 30, 2010. GST held a cash balance of $67.2 million at September 30, 2010.
In the nine months ended September 30, 2010, EnPro generated cash of $70.0 million from operating activities (excluding taxes paid on the sale of Quincy Compressor) compared to $24.7 million in 2009. In 2010, the company received about $138.5 million, net of taxes, from the sale of Quincy Compressor. Cash balances were reduced by the reclassification of $29.5 million as a result of the deconsolidation of GST and $25.5 million spent to complete four acquisitions. Capital expenditures were $14.3 million in the first nine months of 2010 compared to $16.5 million in the first nine months of 2009.
Outlook
“We expect market conditions to remain generally favorable through the end of 2010,” said Macadam. “However, comparisons to the third quarter of 2010 are likely to reflect seasonal softness in certain markets as year-end approaches and a return to more normal levels of aftermarket demand at Fairbanks Morse, following the unusually high demand experienced in the third quarter. These conditions may impact our results in the fourth quarter. However, we will continue to pursue our strategic objectives, including acquisitions that will add value to our company.”
Conference Call and Webcast Information
EnPro will hold a conference call today, November 4, at 10:00 a.m. Eastern Time to discuss third quarter results. Investors who wish to participate in the call should dial 1-800-851-4704 approximately 10 minutes before the call begins and provide conference id number 18368793. A live audio webcast of the call and accompanying slide presentation will be accessible from the company’s website, http://www.enproindustries.com. To access the presentation, log on to the webcast by clicking the link on the company’s home page.
Non-GAAP Financial Information
This press release contains financial measures that have not been prepared in accordance with GAAP. They include income before asbestos-related expenses and other selected items, EBITDAA, EBITDA and related per share amounts. Tables showing the effect of these non-GAAP financial measures for the third quarter and first nine months of 2010 and 2009 are attached to the release.
Forward-Looking Statements
Statements in this press release that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions in the markets served by our businesses, some of which are cyclical and experience periodic downturns; prices and availability of raw materials; and the amount of any payments required to satisfy contingent liabilities related to discontinued operations of our predecessors, including liabilities for certain products, environmental matters, guaranteed debt payments, employee benefit obligations and other matters. In addition, adverse developments could arise in regard to voluntary petitions filed by certain of our subsidiaries in U.S. Bankruptcy Court to establish a trust that would resolve all current and future asbestos claims. Our filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2009 and Form 10-Q for the quarter ended September 30, 2010, describe these and other risks and uncertainties in more detail. We do not undertake to update any forward-looking statement made in this press release to reflect any change in management’s expectations or any change in the assumptions or circumstances on which such statements are based.

About EnPro Industries
EnPro Industries, Inc. is a leader in sealing products, metal polymer and filament wound bearings, components and service for reciprocating compressors, diesel and dual-fuel engines and other engineered products for use in critical applications by industries worldwide. For more information about EnPro, visit the company’s website at http://www.enproindustries.com.

EnPro Industries, Inc.
Consolidated Statements of Operations (Unaudited)
For the Quarters and Nine Months Ended September 30, 2010 and 2009
(Stated in Millions of Dollars, Except Per Share Data)

	Quarters Ended		Nine Months Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2010	2009	2010	2009

Net sales	$194.5	$189.4	$673.5	$579.8
Cost of sales	121.3	122.7	420.0	380.6

Gross profit	73.2	66.7	253.5	199.2

Operating expenses:
Selling, general and administrative expenses	55.8	52.4	179.5	164.0
Asbestos-related expenses	—	13.7	23.3	41.6
Goodwill impairment charge	—	—	—	113.1
Other operating expense	0.9	0.7	2.4	7.7

Total operating expenses	56.7	66.8	205.2	326.4

Operating income (loss)	16.5	(0.1)	48.3	(127.2)

Interest expense	(9.6)	(3.1)	(17.8)	(9.3)
Interest income	0.4	0.4	1.2	0.6
Gain on deconsolidation of GST	—	—	54.1	—
Other income	—	—	—	19.1

Income (loss) from continuing operations before income taxes	7.3	(2.8)	85.8	(116.8)
Income tax benefit (expense)	(2.4)	3.8	(30.8)	12.5

Income (loss) from continuing operations	4.9	1.0	55.0	(104.3)
Income from discontinued operations, net of taxes	—	0.8	94.1	3.6

Net income (loss)	$4.9	$1.8	$149.1	$(100.7)

Basic earnings (loss) per share:
Continuing operations	$0.24	$0.05	$2.71	$(5.23)
Discontinued operations	—	0.04	4.63	0.18

Net income (loss) per share	$0.24	$0.09	$7.34	$(5.05)

Average common shares outstanding (millions)	20.4	20.0	20.3	19.9

Diluted earnings (loss) per share:
Continuing operations	$0.24	$0.05	$2.68	$(5.23)
Discontinued operations	—	0.04	4.57	0.18

Net income (loss) per share	$0.24	$0.09	$7.25	$(5.05)

Average common shares outstanding (millions)	20.6	20.3	20.6	19.9

EnPro Industries, Inc.
Consolidated Statements of Cash Flows (Unaudited)
For the Nine Months Ended September 30, 2010 and 2009
(Stated in Millions of Dollars)

	2010	2009

Operating activities of continuing operations
Net income (loss)	$149.1	$(100.7)
Adjustments to reconcile net income (loss) to net cash provided by operating activities of continuing operations:
Income from discontinued operations, net of taxes	(94.1)	(3.6)
Taxes related to sale of discontinued operations	(50.9)	—
Gain on deconsolidation of GST, net of taxes	(33.8)	—
Depreciation	17.9	19.9
Amortization	12.2	9.9
Accretion of debt discount	4.2	3.9
Goodwill impairment charge	—	113.1
Deferred income taxes	9.9	(21.6)
Stock-based compensation	5.0	0.7
Change in assets and liabilities, net of effects of acquisitions and deconsolidation of businesses:
Asbestos liabilities, net of insurance receivables	26.0	10.7
Accounts and notes receivable	(35.2)	5.7
Inventories	(0.2)	(3.2)
Accounts payable	(1.7)	(1.0)
Other current assets and liabilities	11.5	(2.4)
Other non-current assets and liabilities	(0.8)	(6.7)

Net cash provided by operating activities of continuing operations	19.1	24.7

Investing activities of continuing operations
Purchases of property, plant and equipment	(14.3)	(16.5)
Proceeds from liquidation of investments	—	3.6
Divestiture of business	189.4	—
Deconsolidation of GST	(29.5)	—
Acquisitions, net of cash acquired	(25.5)	(6.2)
Other	—	1.4

Net cash provided by (used in) investing activities of continuing operations	120.1	(17.7)

Financing activities of continuing operations
Repayments of short-term borrowings	(6.1)	—
Repayments of debt	(0.1)	(9.9)
Proceeds from issuance of common stock	0.4	0.1

Net cash used in financing activities of continuing operations	(5.8)	(9.8)

Cash flows of discontinued operations
Operating cash flows	1.9	10.1
Investing cash flows	(0.1)	(2.3)

Net cash provided by discontinued operations	1.8	7.8

Effect of exchange rate changes on cash and cash equivalents	—	2.2

Net increase in cash and cash equivalents	135.2	7.2
Cash and cash equivalents at beginning of period	76.8	76.3

Cash and cash equivalents at end of period	$212.0	$83.5

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$3.6	$3.9
Income taxes	$51.6	$10.3
Asbestos-related claims and expenses, net of insurance recoveries	$3.8	$30.9

EnPro Industries, Inc.
Consolidated Balance Sheets (Unaudited)
As of September 30, 2010 and December 31, 2009
(Stated in Millions of Dollars)

	September 30,	December 31,
	2010	2009

Current assets
Cash and cash equivalents	$212.0	$76.8
Accounts and notes receivable	134.1	112.7
Asbestos insurance receivable	—	67.2
Inventories	83.0	86.1
Other current assets	38.8	52.2
Assets of discontinued operations	—	57.5

Total current assets	467.9	452.5

Property, plant and equipment	138.8	185.4
Goodwill	112.0	125.7
Other intangible assets	118.6	116.0
Investment in GST	236.9	—
Asbestos insurance receivable	—	171.4
Deferred income taxes	10.9	119.9
Other assets	48.1	50.3

Total assets	$1,133.2	$1,221.2

Current liabilities
Short-term borrowings from GST	$20.8	$—
Current maturities of long-term debt	—	0.1
Accounts payable	54.0	56.5
Asbestos liability	—	85.4
Other accrued expenses	107.2	71.7
Liabilities of discontinued operations	—	16.2

Total current liabilities	182.0	229.9

Long-term debt	134.3	130.3
Notes payable to GST	227.2	—
Asbestos liability	—	406.9
Pension liability	73.9	84.8
Other liabilities	41.1	57.7

Total liabilities	658.5	909.6

Shareholders’ equity
Common stock	0.2	0.2
Additional paid-in capital	408.1	402.7
Retained earnings (accumulated deficit)	54.4	(94.7)
Accumulated other comprehensive income	13.4	4.8
Common stock held in treasury, at cost	(1.4)	(1.4)

Total shareholders’ equity	474.7	311.6

Total liabilities and shareholders’ equity	$1,133.2	$1,221.2

EnPro Industries, Inc.
Segment Information (Unaudited)
For the Quarters and Nine Months Ended September 30, 2010 and 2009
(Stated in Millions of Dollars)

Sales
	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Sealing Products	$82.5	$99.9	$309.5	$295.1
Engineered Products	73.7	57.7	225.4	172.7
Engine Products and Services	38.5	32.0	139.4	113.1

	194.7	189.6	674.3	580.9
Less intersegment sales	(0.2)	(0.2)	(0.8)	(1.1)

	$194.5	$189.4	$673.5	$579.8

Segment Profit (Loss)
	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Sealing Products	$15.5	$15.1	$54.5	$42.1
Engineered Products	2.9	(2.1)	14.6	(14.7)
Engine Products and Services	8.8	5.7	31.5	20.9

	$27.2	$18.7	$100.6	$48.3

Segment Margin
	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Sealing Products	18.8%	15.1%	17.6%	14.3%
Engineered Products	3.9%	(3.6)%	6.5%	(8.5)%
Engine Products and Services	22.9%	17.8%	22.6%	18.5%

	14.0%	9.9%	14.9%	8.3%

Reconciliation of Segment Profit to Income from Continuing Operations
	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Segment profit	$27.2	$18.7	$100.6	$48.3
Corporate expenses	(8.6)	(5.2)	(24.3)	(20.1)
Asbestos-related expenses	—	(13.7)	(23.3)	(41.6)
Goodwill impairment charge	—	—	—	(113.1)
Gain on deconsolidation of GST	—	—	54.1	—
Interest expense, net	(9.2)	(2.7)	(16.6)	(8.7)
Other income (expense), net	(2.1)	0.1	(4.7)	18.4

Income (loss) from continuing operations before income taxes	7.3	(2.8)	85.8	(116.8)
Income tax benefit (expense)	(2.4)	3.8	(30.8)	12.5

Income (loss) from continuing operations	$4.9	$1.0	$55.0	$(104.3)

Segment profit (loss) is total segment revenue reduced by operating expenses and restructuring and other costs identifiable with the segment. Corporate expenses include general corporate administrative costs. Expenses not directly attributable to the segments, corporate expenses, net interest expense, asbestos-related expenses, gains/losses related to the sale of assets, impairments and income taxes are not included in the computation of segment profit. The accounting policies of the reportable segments are the same as those for the Company.

EnPro Industries, Inc.
Reconciliation of Income Before Asbestos-Related Expenses and Other
Selected Items to Net Income (Loss) from Continuing Operations (Unaudited)
For the Quarters and Nine Months Ended September 30, 2010 and 2009
(Stated in Millions of Dollars, Except Per Share Data)

	Quarters Ended September 30,
	2010		2009
	$	Per share	$	Per share
Income before asbestos-related expenses and other selected items	$9.6	$0.46	$9.5	$0.47

Adjustments (net of tax):

Asbestos-related expenses	—	—	(8.6)	(0.42)

Restructuring costs	—	—	(0.4)	(0.02)

Interest expense and royalties with GST	(4.1)	(0.20)	—	—

Other	(0.6)	(0.02)	—	—

Tax accrual adjustments	—	—	0.5	0.02

Impact	(4.7)	(0.22)	(8.5)	(0.42)

Net income from continuing operations	$4.9	$0.24	$1.0	$0.05

	Nine Months Ended September 30,
	2010		2009
	$	Per share	$	Per share
Income before asbestos-related expenses and other selected items	$42.5	$2.07	$22.5	$1.11

Adjustments (net of tax):

Asbestos-related expenses	(14.6)	(0.71)	(26.0)	(1.30)

Restructuring costs	(0.5)	(0.02)	(4.8)	(0.24)

Goodwill impairment charge	—	—	(96.1)	(4.81)

Adjustment of liability for retiree medical benefits	—	—	12.0	0.60

Gain on deconsolidation of GST	33.8	1.64	—	—

Interest expense and royalties with GST	(5.2)	(0.26)	—	—

Other	(1.0)	(0.04)	(1.2)	(0.06)

Tax accrual adjustments	—	—	(10.7)	(0.53)

Impact	12.5	0.61	(126.8)	(6.34)

Net income (loss) from continuing operations	$55.0	$2.68	$(104.3)	$(5.23)

Management of the Company believes that it would be helpful to the readers of the financial statements to understand the impact of certain selected items on the Company’s reported net income and earnings per share, including items that may recur from time to time. This presentation enables readers to better compare EnPro Industries, Inc. to other diversified industrial manufacturing companies that do not incur significant asbestos-related expenses, the sporadic impact of restructuring activities or other selected items. Management acknowledges that there are many items that impact a company’s reported results and this list is not intended to present all items that may have impacted these results.
The amounts above, which may be considered non-GAAP financial measures, are shown on an after-tax basis and have been calculated by applying a 37.5% assumed effective tax rate to the pre-tax amount except for the goodwill impairment charge for which a $17 million benefit is reflected. The tax accrual adjustments have already been stated in after-tax amounts. The pre-tax amounts for the asbestos-related expenses, goodwill impairment charge and gain on deconsolidation of GST are separately presented in the accompanying consolidated statements. The restructuring costs and other are included as part of other operating expense and the adjustment of liability for retiree medical benefits is included in other (non-operating) expense. The tax accrual adjustments are reflected in income tax expense. Per share amounts were calculated by dividing by the weighted-average shares of common stock outstanding during the periods.

EnPro Industries, Inc.
Reconciliation of EBITDA to Segment Profit (Loss) (Unaudited)
For the Quarters and Nine Months Ended September 30, 2010 and 2009
(Stated in Millions of Dollars)

	Quarter Ended September 30, 2010
			Engine
	Sealing	Engineered	Prods. and	Total
	Products	Products	Services	Segments

Earnings before interest, income taxes, depreciation and amortization (EBITDA)	$18.7	$7.6	$9.8	$36.1

Deduct depreciation and amortization expense	(3.2)	(4.7)	(1.0)	(8.9)

Segment profit	$15.5	$2.9	$8.8	$27.2

EBITDA margin	22.7%	10.3%	25.5%	18.6%

	Quarter Ended September 30, 2009
			Engine
	Sealing	Engineered	Prods. and	Total
	Products	Products	Services	Segments

Earnings before interest, income taxes, depreciation and amortization (EBITDA)	$19.3	$2.7	$6.6	$28.6

Deduct depreciation and amortization expense	(4.2)	(4.8)	(0.9)	(9.9)

Segment profit (loss)	$15.1	$(2.1)	$5.7	$18.7

EBITDA margin	19.3%	4.7%	20.6%	15.1%

	Nine Months Ended September 30, 2010
			Engine
	Sealing	Engineered	Prods. and	Total
	Products	Products	Services	Segments

Earnings before interest, income taxes, depreciation and amortization (EBITDA)	$67.7	$28.1	$34.5	$130.3

Deduct depreciation and amortization expense	(13.2)	(13.5)	(3.0)	(29.7)

Segment profit	$54.5	$14.6	$31.5	$100.6

EBITDA margin	21.9%	12.5%	24.7%	19.3%

	Nine Months Ended September 30, 2009
			Engine
	Sealing	Engineered	Prods. and	Total
	Products	Products	Services	Segments

Earnings before interest, income taxes, depreciation and amortization (EBITDA)	$54.7	$(0.6)	$23.6	$77.7

Deduct depreciation and amortization expense	(12.6)	(14.1)	(2.7)	(29.4)

Segment profit (loss)	$42.1	$(14.7)	$20.9	$48.3

EBITDA margin	18.5%	(0.3)%	20.9%	13.4%

For a reconciliation of segment profit to income from continuing operations, please refer to the Segment Information (Unaudited) schedule.

EnPro Industries, Inc.
Reconciliation of EBITDAA to Net Income (Loss) from Continuing Operations (Unaudited)
For the Quarters and Nine Months Ended September 30, 2010 and 2009
(Stated in Millions of Dollars)

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Earnings before interest, income taxes, depreciation, amortization, asbestos-related expenses and other selected items (EBITDAA)	$26.5	$24.2	$104.3	$66.8

Adjustments:

Interest expense, net	(9.2)	(2.7)	(16.6)	(8.7)

Income tax benefit (expense)	(2.4)	3.8	(30.8)	12.5

Depreciation and amortization expense	(9.1)	(9.9)	(30.2)	(29.7)

Asbestos-related expenses	—	(13.7)	(23.3)	(41.6)

Restructuring costs	—	(0.7)	(0.7)	(7.7)

Goodwill impairment charge	—	—	—	(113.1)

Adjustment of liability for retiree medical benefits	—	—	—	19.2

Gain on deconsolidation of GST	—	—	54.1	—

Other	(0.9)	—	(1.8)	(2.0)

Impact	(21.6)	(23.2)	(49.3)	(171.1)

Net income (loss) from continuing operations	$4.9	$1.0	$55.0	$(104.3)

EnPro Industries, Inc.
Selected Pro Forma Results Reflecting Deconsolidation of GST (Unaudited) *
(Stated in Millions of Dollars)

	Quarter Ended		Quarter Ended
	September 30, 2010		September 30, 2009
	EnPro		EnPro
	Pro Forma	GST	Pro Forma	GST
Adjusted net sales	$189.0	$46.1	$151.9	$37.5

Segment profit	$27.2	$8.7	$13.4	$5.3

EBITDAA	$26.5	$9.9	$17.4	$6.8

Income before asbestos-related expenses and other selected items	$9.6	$5.7	$5.7	$3.8

	Nine Months Ended		Nine Months Ended
	September 30, 2010		September 30, 2009
	EnPro		EnPro
	Pro Forma	GST	Pro Forma	GST
Adjusted net sales	$588.5	$137.6	$470.1	$109.7

Segment profit	$86.5	$24.7	$33.7	$14.6

EBITDAA	$87.7	$28.9	$46.9	$19.9

Income before asbestos-related expenses and other selected items	$33.7	$16.0	$12.3	$10.2

*	EnPro pro forma amounts reflect the impact of the deconsolidation of GST as if it had occurred on January 1, 2009. Adjusted net sales reflect third party sales only which differ from the sales reported on the accompanying consolidated statements of operations which include intercompany sales from EnPro to GST .